Exhibit 10.38

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

PHOENIX ENERGY ONE, LLC,

as Company,

PHOENIX OPERATING LLC,

as the Borrower,

the other Grantors party hereto,

FORTRESS CREDIT CORP.,

as First Lien Collateral Agent,

ODYSSEY TRANSFER AND TRUST COMPANY,

as the Notes Collateral Agent and the Notes Indenture Trustee

dated as of [_], 2026

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [_], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), the other Grantors from time to time party hereto, FORTRESS CREDIT CORP., in its capacity as collateral agent for the First Lien Secured Parties under the First Lien Intercreditor Agreement (in such capacity, together with any successor collateral agent and permitted assignees, the “First Lien Collateral Agent”), and ODYSSEY TRANSFER AND TRUST COMPANY, in its capacity as collateral agent for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor collateral agent and permitted assignees in such capacity, the “Notes Collateral Agent”) and in its capacity as trustee for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor trustee and permitted assignees in such capacity, the “Notes Indenture Trustee” with the Notes Collateral Agent, collectively, the “Notes Indenture Representatives”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the other First Lien Secured Parties) and the Notes Indenture Representatives (each for itself and on behalf of the Notes Secured Parties) agree as follows:

ARTICLE I

Definitions

Section 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Intercreditor Agreement or, if not defined in the First Lien Intercreditor Agreement but defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means the First Lien Collateral and the Notes Collateral.

“Collateral Documents” means the First Lien Collateral Documents and the Notes Collateral Documents.

“Debt Facility” means any First Lien Documents and any Notes Indenture.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of First Lien Obligations” means the “Discharge of Secured Obligations” as such term is defined in the First Lien Intercreditor Agreement.

“First Lien” means the Liens on the First Lien Collateral in favor of the First Lien Secured Parties under the First Lien Collateral Documents.

“First Lien Collateral” means the “Collateral” (or term of similar import) as defined in the First Lien Intercreditor Agreement or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a First Lien Collateral Document as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor First Lien Collateral Agent under the First Lien Intercreditor Agreement.

“First Lien Collateral Documents” means the Security Instruments and the other “Collateral Documents” (or term of similar import) as defined in the First Lien Intercreditor Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any First Lien Obligation.

“First Lien Documents” means the First Lien Intercreditor Agreement and all “Principal Agreements” and “Collateral Documents” as such terms are defined in the First Lien Intercreditor Agreement.

“First Lien Exclusive Collateral” means all Collateral, other than Shared Collateral.

“First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 12, 2024, among the Company (as successor to Phoenix Capital Group Holdings, LLC), Phoenix Operating LLC, each other Grantor party thereto, Fortress Credit Corp., as Collateral Agent and Administrative Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified, or replaced with the consent of the First Lien Collateral Agent and the Grantors, from time to time.

“First Lien Obligations” means all “Secured Obligations” as such term is defined in the First Lien Intercreditor Agreement.

“First Lien Secured Parties” means the present and future “Secured Parties” as defined in the First Lien Intercreditor Agreement.

“Grantors” means the Company, the Borrower and each of their respective Subsidiaries or any other direct or indirect parent company of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien” means the Liens on the Notes Collateral in favor of Notes Secured Parties under Notes Collateral Documents.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, (i) the Company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing and (ii) in no event shall an operating lease be deemed to be a Lien.

“Notes Collateral” means [___________].

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Notes Collateral Agent resulting from successors as collateral agent under the Notes Indenture.

“Notes Collateral Documents” means the Notes Documents executed and delivered by the Borrower or any Grantor for purposes of providing collateral security for the Notes Obligations.

“Notes Documents” means (a) the Notes Indenture, including any supplemental indentures thereto, (b) the second lien notes issued thereunder (including any additional notes, exchange notes, fungible notes, reopened series, or incremental notes issued pursuant to the Notes Indenture or any supplemental indenture thereto) and (c) any security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Notes Obligations.

“Notes Indenture” means that certain Notes Indenture, dated as of [•], among the Borrower, [certain of the Grantors], the Notes Indenture Trustee, as trustee and collateral agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, including by means of any supplemental indenture providing for the issuance of additional notes, fungible notes, reopened series, or other incremental issuances thereunder.

“Notes Indenture Representatives” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Indenture Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Notes Indenture Trustee resulting from successors as trustee under the Notes Indenture.

“Notes Obligations” means all amounts owing pursuant to the terms of the Notes Documents, including the notes issued under the Notes Indenture, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case) reimbursement obligations, charges, expenses, fees, attorneys’ costs, indemnities and other amounts payable by a Grantor under any Notes Document, in each case whether in respect of the initial notes issued under the Notes Indenture or any additional notes, fungible notes, reopened series, or incremental issuances under the Notes Indenture or any supplemental indenture thereto.

“Notes Secured Parties” means the present and future holders of any Notes Obligations and the Notes Indenture Representatives.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the First Lien Collateral Agent or any First Lien Secured Party from a Notes Secured Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” means the chief executive officer, president, executive vice president, chief financial officer, chief legal officer, principal accounting officer, treasurer or controller of a Grantor. Any document delivered hereunder that is signed by a Responsible Officer of a Grantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Grantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Grantor.

“Secured Obligations” means the First Lien Obligations and the Notes Obligations.

“Secured Parties” means the First Lien Secured Parties and the Notes Secured Parties.

“Shared Collateral” means First Lien Collateral which is also Notes Collateral.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, and definitions that are incorporated herein therefrom shall have the meanings herein taking into account the effect of such modifications (and with respect to the First Lien Intercreditor Agreement, applicable replacements), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01 Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Notes Indenture Representatives or any Notes Secured Parties on the Shared Collateral or of any Liens granted to the First Lien Collateral Agent or any other First Lien Secured

Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Notes Document or any First Lien Document or any other circumstance whatsoever, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby agree that (a) any Lien on the Shared Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Notes Obligations and (b) any Lien on the Shared Collateral securing any Notes Obligations now or hereafter held by or on behalf of the Notes Indenture Representatives, any Notes Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any First Lien Obligations. All Liens on the Shared Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Notes Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02 Payment Subordination. The provisions of Article X of the Notes Indenture are intended for the benefit of, and will be enforceable as a third-party beneficiary by, the First Lien Collateral Agent and the First Lien Secured Parties, and are incorporated by reference into this Agreement mutatis mutandis for their benefit. Without limiting the generality of the foregoing, the First Lien Collateral Agent is irrevocably authorized to exercise, on behalf of the First Lien Secured Parties, all rights under Article X of the Notes Indenture granted to holders of “Senior Debt” (as such term is defined in the Notes Indenture) directly under Article X of the Notes Indenture or as incorporated herein, including in either case the right to deliver to the Notes Indenture Trustee a “Payment Blockage Notice” as defined in and contemplated by Section 10.3 of the Notes Indenture. Delivery of a Payment Blockage Notice by the First Lien Collateral Agent to the Notes Indenture Trustee pursuant to this Section shall constitute actual knowledge on the part of the Notes Indenture Trustee of the applicable payment prohibition for all purposes under Article X of the Notes Indenture directly or as incorporated herein, including without limitation the obligation to hold prohibited payments in trust and deliver them to holders of Senior Debt pursuant to Section 10.3 of the Notes Indenture. The First Lien Collateral Agent shall have the right to deliver a written notice to the Notes Indenture Trustee at any time upon the cure or waiver of the default that gave rise to a Payment Blockage Notice delivered pursuant to this Section. The Grantors and the Notes Indenture Representatives shall comply with Article X of the Notes Indenture as incorporated herein.

Section 2.03 Nature of Senior Lender Claims. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge that (a) the terms of the First Lien Documents and the First Lien Obligations may be amended, restated, supplemented or otherwise modified, and the First Lien Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the First Lien Obligations may be increased, in each case, without notice to or consent by the Notes Indenture Representatives or the Notes Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the First Lien Obligations or the Notes Obligations, or any portion thereof.

Section 2.04 Prohibition on Contesting Liens. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the other First Lien Secured Parties or other agent or trustee therefor in any First Lien Collateral, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Notes Obligations held (or purported to be held) by or on behalf of the Notes Indenture Representatives or any of the Notes Secured Parties in the Notes Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.01) or any of the First Lien Documents.

Section 2.05 No Other Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Notes Obligation, or take any action to perfect any additional Liens, unless such Grantor has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations and has taken all actions required to perfect such Liens and (b) if the Notes Indenture Representatives shall hold any Lien on any assets intended to be Shared Collateral securing any Notes Obligations that are not also subject to the First Lien in respect of the First Lien Obligations, the Notes Indenture Representatives shall notify the First Lien Collateral Agent promptly in writing upon becoming aware thereof and, upon demand by the First Lien Collateral Agent or the Borrower, will either (i) release such Lien or (ii) assign such Lien to the First Lien Collateral Agent (and/or its designee) as security for the applicable First Lien Obligations (and, in the case of an assignment, the Notes Indenture Representatives may retain a junior lien on such assets subject to the terms hereof) and until such Lien is released or assigned as provided in this sentence, the Notes Indenture Representatives shall be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent and the other First Lien Secured Parties as security for the First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or any other First Lien Secured Party, the Notes Indenture Representatives agrees, for itself and on behalf of the other Notes Secured Parties, that any amounts received by or distributed to any Notes Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.05 shall be subject to Section 4.02.

Section 2.06 Perfection of Liens. Except for the limited agreements of the First Lien Collateral Agent pursuant to Section 5.05 hereof, none of the First Lien Collateral Agent or the First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Notes Indenture Representatives or the Notes Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Notes Secured Parties and shall not impose on the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.07 First Lien Exclusive Collateral. The Notes Indenture Representatives, on behalf of the applicable Notes Secured Parties, (a) acknowledge and agree that it shall not have or assert a Lien on any First Lien Exclusive Collateral, and (b) that it shall not, and hereby waives any right to, (i) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien of any First Lien Secured Parties on such First Lien Exclusive Collateral; or (ii) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right in respect of such First Lien Exclusive Collateral. Notwithstanding the foregoing, each of the Secured Parties understands and agrees that (x) with respect to the First Lien Exclusive Collateral, the First Lien Secured Parties have Liens thereon and, until the Discharge of First Lien Obligations, the First Lien Secured Parties shall have First Liens in First Lien Exclusive Collateral. The Notes Secured Parties hereby consent to the granting of Liens on the First Lien Exclusive Collateral to the First Lien Secured Parties pursuant to the First Lien Collateral Documents.

ARTICLE III

Enforcement

Section 3.01 Exercise of Remedies.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither the Notes Indenture Representatives nor any Notes Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other First Lien Collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Collateral Agent or any First Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the First Lien Documents or otherwise in respect of the First Lien Collateral or the First Lien Obligations, or (z) object to the forbearance by the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of First Lien Obligations and (ii) the First Lien Collateral Agent shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid debt on behalf of the First Lien Secured Parties) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of the Notes Indenture Representatives or any Notes Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Notes Indenture Representatives may file a claim or statement of interest with respect to the Notes Obligations under the Notes Indenture, (B) the Notes Indenture Representatives may take any action (not adverse to the prior Liens on the Shared Collateral securing the First Lien Obligations or the rights of the First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) the Notes Indenture Representatives and the Notes Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04 and not otherwise prohibited by or inconsistent with the terms of this Agreement, (D) the Notes Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Notes Secured Parties or the avoidance of any Notes Obligations to the extent not inconsistent with the terms of this Agreement, and (E) from and after the Discharge of First Lien Obligations, the Notes Indenture Representatives may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure). For the avoidance of doubt, neither the Notes Indenture Representatives nor any Notes Secured Party shall have the right to credit bid the Notes Obligations with respect to any Shared Collateral or any other Collateral, whether pursuant to Section 363(k) of the Bankruptcy Code, Section 9-610 of the Uniform Commercial Code or otherwise. In exercising rights and remedies with respect to the First Lien Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of First Lien Obligations has not occurred, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will not, in the context of their role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Notes Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Notes Indenture Representatives and the Notes Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Notes Obligations pursuant to the Notes Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that neither the Notes Indenture Representatives nor any such Notes Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Collateral Agent or any First Lien Secured Party with respect to the Shared Collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby waive any and all rights it or any such Notes Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted on any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is adverse to the interests of the Notes Secured Parties.

(d) The Notes Indenture Representatives hereby acknowledge and agree that no covenant, agreement or restriction contained in any Notes Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the First Lien Collateral as set forth in this Agreement and the First Lien Documents.

(e) The First Lien Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of First Lien Obligations, the Notes Indenture Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Notes Indenture Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Notes Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Notes Indenture Representatives, or for the taking of any other action authorized by the Notes Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of the Notes Indenture Representatives or other agent or trustee acting on behalf of the Notes Secured Parties to take such actions with respect to the Collateral after the Discharge of First Lien Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Notes Secured Parties or the Notes Obligations.

Section 3.02 Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that, unless and until the Discharge of First Lien Obligations has occurred, they will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agent upon the request of the First Lien Collateral Agent) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Notes Documents or otherwise in respect of the Notes Obligations.

Section 3.03 Actions upon Breach. Should the Notes Indenture Representatives or any Notes Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First Lien Collateral Agent or other First Lien Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower or any other Grantor may obtain relief against the Notes Indenture Representatives or such Notes Secured Party by injunction, specific performance or other appropriate equitable relief. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby (i) agrees that the First Lien Secured Parties’ damages from the actions of the Notes Indenture Representatives or any Notes Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the First Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Collateral Agent or any other First Lien Secured Party or the Borrower.

ARTICLE IV

Payments

Section 4.01 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents (including the First Lien Intercreditor Agreement) until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver, at the Borrower’s sole cost and expense, promptly to the Notes Indenture Representatives any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Notes Indenture Representatives to the Notes Obligations in such order as specified in the relevant Notes Documents.

Section 4.02 Payments Over. Unless and until the Discharge of First Lien Obligations has occurred, any Shared Collateral or Proceeds thereof, or any other payment, received by the Notes Indenture Representatives or any Notes Secured Party:

(a) at any time when the receipt thereof is not permitted by the Notes Indenture, including when prohibited by Section 10.3 of the Notes Indenture, or

(b) in connection with the exercise of any right or remedy (including setoff) relating to any Collateral (including when Section 3.01(b) applies), in connection with any distribution made in respect of any Collateral, or in any Insolvency or Liquidation Proceeding,

shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Notes Indenture Representatives or any such Notes Secured Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

Section 5.01 Releases.

(a) The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Borrower) or other event that causes any such item to no longer be Shared Collateral (including in connection with the First Lien Collateral Agent’s foreclosure upon, or the exercise of rights or remedies with respect thereto) other than a release granted upon or following the Discharge of First Lien Obligations, the Liens granted to the Notes Indenture Representatives and the Notes Secured Parties upon such Shared Collateral to secure Notes Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all First Liens granted upon such Shared Collateral to secure the First Lien Obligations; provided that, in the case of any such sale, transfer or other disposition of Shared Collateral or other event that causes any such item to no longer be Shared Collateral (other than any sale, transfer or other disposition or other event that causes any such item to no longer be Shared Collateral in connection with the enforcement or exercise of any rights or remedies by the First Lien Collateral Agent or any other First Lien Secured Party with respect to the Shared Collateral), the Liens granted to the Notes Indenture Representatives and the Notes Secured Parties shall not be so released if such release of First Lien Secured Parties’ Liens is granted upon or following the Discharge of First Lien Obligations. Upon delivery to the Notes Indenture Representatives of confirmation stating that any such termination and release of Liens securing the First Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Notes Secured Parties and the Notes Indenture Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Notes Indenture Representatives will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, and without any representation or warranty by or recourse to the Notes Indenture Representatives, such instruments to evidence such termination and release of the Liens.

(b) The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, in the event of a sale, transfer or other disposition of any guarantor under the First Lien Documents or other event that causes any such Person to no longer be a guarantor (including in connection with the First Lien Collateral Agent’s foreclosure upon, or the exercise of rights or remedies with respect thereto) other than a release granted upon or following the Discharge of First Lien Obligations, any guarantees to the Notes Indenture Representatives and the Notes Secured Parties to guarantee Notes Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all such guarantees under the First Lien Documents; provided that, in the case of any such sale, transfer or other disposition of any guarantor or other event that causes any such Person to no longer be a guarantor other than a release granted upon or following the Discharge of First Lien Obligations, the guarantees made to the Notes Indenture Representatives and the Notes Secured Parties shall not be so released if such release of First Lien Secured Parties’ guarantees is made upon or following the Discharge of First Lien Obligations. Upon delivery to the Notes Indenture Representatives of a certification stating that any such termination and release of guarantees for the benefit of the First Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the guarantee made to the Notes Secured Parties and the Notes Indenture Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Notes Indenture Representatives will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, and without any representation or warranty by or recourse to the Notes Indenture Representatives, such instruments to evidence such termination and release of the guarantee.

(c) The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Notes Indenture Representatives or such Notes Secured Party or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a) and Section 5.01(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a) and Section 5.01(b), including any termination statements, endorsements or other instruments of transfer or release, without any representation or warranty by or recourse to the First Lien Collateral Agent.

(d) Unless and until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby consents to the application of proceeds of Shared Collateral to the repayment of First Lien Obligations pursuant to the First Lien Documents (including the First Lien Intercreditor Agreement), provided that nothing in this Section 5.01(d) shall be construed to prevent or impair the rights of the Notes Indenture Representatives or the Notes Secured Parties to receive proceeds in connection with the Notes Obligations not otherwise in contravention of this Agreement.

(e) Notwithstanding anything to the contrary in any Notes Collateral Document, in the event the terms of a First Lien Collateral Document and a Notes Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the First Lien Collateral Agent and the Notes Indenture Representatives or Notes Secured Party, such Grantor may, until the applicable Discharge of First Lien Obligations has occurred, comply with such requirement under the Notes Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Lien Collateral Agent.

(f) Notwithstanding anything to the contrary herein, the Borrower or any other Grantor may substitute, exchange or add any asset as Shared Collateral (including by granting Liens on new or additional assets to secure both the First Lien Obligations and the Notes Obligations), without the consent of the Notes Indenture Representatives or any Notes Secured Party, so long as (i) such substitution, exchange or addition is permitted under the First Lien Documents and the Notes Documents and (ii) the First Lien Collateral Agent has, prior to the Notes Indenture Representatives or any Notes Secured Party, a Lien on such substituted, exchanged or additional asset, with the priority relative to the Notes Obligations as set forth in this Agreement. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree to promptly execute and deliver such documents and instruments as may be reasonably necessary to evidence its Lien or the applicable priority on any substituted, exchanged or additional Shared Collateral and to effectuate the intent of this provision. For the avoidance of doubt, if after the Discharge of First Lien Obligations any such substitution, exchange or addition is permitted under the Notes Documents, the Borrower or any other Grantor may effect such substitution, exchange or addition without the consent of the First Lien Collateral Agent or any First Lien Secured Party.

(g) Notwithstanding anything to the contrary herein, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, may release its Lien on any item of Shared Collateral securing the Notes Obligations if such release is permitted under the Notes Indenture and the other Notes Documents, without the consent of the First Lien Collateral Agent or any First Lien Secured Party; provided that (i) such release does not impair or otherwise adversely affect the Liens on such Shared Collateral securing the First Lien Obligations or the rights or remedies of the First Lien Collateral Agent or any other First Lien Secured Party with respect thereto, and (ii) such released asset shall, upon such release, cease to constitute Shared Collateral for all purposes of this Agreement (but shall continue to constitute First Lien Collateral to the extent provided in the First Lien Documents). Upon any such release, the Notes Indenture Representatives shall promptly notify the First Lien Collateral Agent in writing of such release and shall execute and deliver such documents and instruments as may be reasonably necessary to evidence such release.

Section 5.02 Insurance and Condemnation Awards. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of First Lien Obligations, to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents (including the First Lien Intercreditor Agreement), (ii) second, after the occurrence of the Discharge of First Lien Obligations, to the Notes Indenture Representatives for the benefit of the

Notes Secured Parties pursuant to the terms of the applicable Notes Documents and (iii) third, if no First Lien Obligations or Notes Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Notes Indenture Representatives or any Notes Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.02.

Section 5.03 Amendments to Debt Documents.

(a) The First Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Documents may be Refinanced, in each case, without the consent of any Notes Secured Party.

(b) Without the prior written consent of the First Lien Collateral Agent, no Notes Document may be amended, restated, amended and restated, supplemented or otherwise modified, or entered into, and no Indebtedness under the Notes Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Notes Document, would (i) contravene any provision of this Agreement, (ii) unless the resulting Indebtedness would otherwise expressly be permitted under the First Lien Documents, change to earlier dates, or add any additional dates of, any scheduled dates for payment of principal (including the final maturity date), mandatory redemptions or of interest on Indebtedness under such Notes Document, (iii) prohibit or in any way limit the Borrower or any Grantor from making any payments under or permitted under the First Lien Documents, (iv) increase the interest rate, fees or premiums payable thereunder, (v) add additional or more restrictive mandatory prepayments, covenants or events of default thereunder (other than covenants and events of default also added to the First Lien Documents at the election of the First Lien Collateral Agent), (vi) increase the principal amount of the Notes Obligations, (vii) reduce the capacity to incur Indebtedness constituting First Lien Obligations, or (viii) [_____].

(c) The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the Company and the Borrower must cause each Notes Collateral Document under the Notes Indenture to include the following language (or language to similar effect reasonably approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Notes Indenture Representatives pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Lien Secured Parties (as defined in the Junior Lien Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the Notes Indenture Representatives hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement dated as of [_], 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among Fortress Credit Corp., as First Lien Collateral Agent, Odyssey Transfer and Trust Company, as Notes Indenture Trustee and Notes Collateral Agent, the Borrower and each other Grantor party thereto from time to time. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(d) In the event that the First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in First Lien Collateral) in a manner that is applicable to all First Lien Documents, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Notes Collateral Document without the consent of the Notes Indenture Representatives or any Notes Secured Party and without any action by the Notes Indenture Representatives, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding First Liens or (B) amend, modify or otherwise affect the rights or duties of the Notes Indenture Representatives in their role as Notes Indenture Representatives without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given by the Borrower to the Notes Indenture Representatives within 10 Business Days after the effectiveness of such amendment, waiver or consent (provided that the failure to deliver any such notice pursuant to the terms hereof shall not have any effect on the effectiveness of such amendment, waiver or consent to each comparable Notes Collateral Document).

(e) The Borrower agrees to deliver, to each of the First Lien Collateral Agent and the Notes Indenture Representatives copies of (i) any amendments, supplements or other modifications to the First Lien Documents or the Notes Documents and (ii) any new Notes Documents promptly after effectiveness thereof. For the avoidance of doubt, no fee letters constituting First Lien Documents shall be required to be disclosed to the Notes Indenture Representatives or any other Notes Secured Party.

Section 5.04 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Notes Indenture Representatives and the Notes Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Notes Documents and applicable law so long as such rights and remedies do not violate any provision of this Agreement and are not otherwise inconsistent with this Agreement and would not result in the commencement of any Insolvency or Liquidation Proceeding. Nothing in this Agreement shall prohibit the receipt by the Notes Indenture Representatives or any Notes Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Notes Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by the Notes Indenture Representatives or any Notes Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral (or the exercise of unsecured creditor rights against the Borrower or any other Grantor, to the extent such exercise would be in contravention of this Agreement). In the event the Notes Indenture Representatives or any Notes Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Notes Obligations, such judgment lien shall be subordinated to the Liens securing First

Lien Obligations on the same basis as the other Liens securing the Notes Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Secured Parties may have with respect to the First Lien Collateral.

Section 5.05 Gratuitous Bailee for Perfection.

(a) The First Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any First Lien Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the First Lien Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Notes Indenture Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Notes Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that the First Lien Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the First Lien Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the Notes Indenture Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Notes Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the First Lien Documents (including the First Lien Intercreditor Agreement) as if the Liens under the Notes Collateral Documents did not exist. The rights of the Notes Indenture Representatives and the Notes Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Lien Collateral Agent and the First Lien Secured Parties shall have no obligation whatsoever to the Notes Indenture Representatives or any Notes Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Notes Indenture Representatives for purposes of perfecting the Lien held by the Notes Indenture Representatives.

(e) The First Lien Collateral Agent shall not have by reason of the Notes Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Notes Indenture Representatives or any Notes Secured Party, and the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby waive and releases the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall, at the Grantors’ request and sole cost and expense, (i) (A) deliver to the Notes Indenture Representatives, to the extent that it is legally permitted to do so (including subject to the terms of the First Lien Intercreditor Agreement), all Shared Collateral, including all proceeds thereof, held or controlled by the First Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) solely in the case of the First Lien Collateral Agent, authorize the Grantors to notify any applicable insurance carrier that the First Lien Collateral Agent is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Notes Indenture Representatives are entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Collateral Agent for loss or damage suffered by the First Lien Collateral Agent as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence. The First Lien Collateral Agent has no obligations to follow instructions from the Notes Indenture Representatives or any other Notes Secured Party in contravention of this Agreement.

(g) Neither the First Lien Collateral Agent nor any other First Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Grantor to the First Lien Collateral Agent or any First Lien Secured Party or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06 Refinancings. If the Borrower or any Grantor consummates any Refinancing of any First Lien Obligations that would otherwise effect a Discharge of First Lien Obligations, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations). Notwithstanding anything to the contrary in this Agreement, upon any Refinancing of any First Lien Obligations, the provisions of this Agreement related to (i) the First Lien Collateral Agent shall apply to any successor First Lien Collateral Agent resulting from such

Refinancing automatically and without further action by any party (including, for the avoidance of doubt, without any joinder, amendment, or supplement to this Agreement), and any successor First Lien Collateral Agent shall succeed to all of the rights, powers, and obligations of the “First Lien Collateral Agent” hereunder, (ii) the holders of such First Lien Obligations as a result of the Refinancing shall automatically constitute “First Lien Secured Parties” hereunder, (iii) the documents governing such Refinanced First Lien Obligations following such Refinancing shall automatically constitute “First Lien Documents” hereunder, (iv) the obligations under such First Lien Documents shall automatically constitute “First Lien Obligations” hereunder, and (v) the Liens securing such Refinanced First Lien Obligations shall have the same priority vis-à-vis the Notes Obligations as the original First Lien Obligations had immediately prior to such Refinancing, in each case subject to the terms and conditions of this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings.

Section 6.01 Financing Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent, for itself and on behalf of the First Lien Secured Parties, consents (or does not object) to the sale, use or lease of cash or other collateral or consents (or does not object) to the Borrower’s or any other Grantor’s obtaining of financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (such financing, the “DIP Financing”), then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that they will raise no objection to and will not otherwise contest, and will be deemed to have consented to (a) such sale, use or lease of such cash or other collateral unless the First Lien Collateral Agent shall oppose or object to such sale, use or lease of such cash or other collateral (in which case, neither the Notes Indenture Representatives nor any other Notes Secured Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the First Lien Secured Parties); (b) such DIP Financing, unless the First Lien Collateral Agent shall oppose or object to such DIP Financing, and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Lien Obligations are subordinated or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Notes Obligations are so subordinated to Liens securing First Lien Obligations under this Agreement, (y) any adequate protection Liens provided to the First Lien Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by the First Lien Collateral Agent or any other First Lien Secured Party; (d) any exercise by any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale in foreclosure of First Lien Collateral or in any Insolvency or Liquidation Proceeding under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; (e) any other request for judicial relief made in any court by any First Lien Secured Party relating to the lawful enforcement of any Lien on First Lien Collateral; or (f) any order relating to a sale or other disposition of assets of any Grantor to which the First Lien Collateral Agent has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of

Liens, that the Liens securing the First Lien Obligations and the Notes Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the First Lien Obligations rank to the Liens on the Shared Collateral securing the Notes Obligations pursuant to this Agreement. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

Section 6.02 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Lien Collateral Agent.

Section 6.03 Adequate Protection. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by the First Lien Collateral Agent or any First Lien Secured Parties for adequate protection, (b) any objection by the First Lien Collateral Agent or any First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or First Lien Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the First Lien Collateral Agent or any other First Lien Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, may seek or request adequate protection solely in the form of a replacement Lien on such additional collateral or a junior superpriority claim, which (A) Lien is subordinated to the Liens securing all First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Notes Obligations are so subordinated to the Liens securing First Lien Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the First Lien Secured Parties on the same basis as the other claims of the Notes Secured Parties are so subordinated to the claims of the First Lien Secured Parties under this Agreement, (C) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, under Section 1129 of the Bankruptcy Code, such superpriority claim is not required to be paid in cash and (D) the Notes Indenture Representatives and the Notes Secured Parties shall in no event seek or request adequate protection in the form of periodic cash payments, (ii) in the event the Notes Indenture Representatives, for themselves and on behalf of the Notes Secured Parties, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the First Lien Collateral Agent shall also be granted a First Lien on such additional or replacement collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Notes Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Notes Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Notes Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Notes Secured Parties shall be subject to Section 4.02), and (iii) in the event the Notes Indenture Representatives, for themselves and on behalf of the Notes Secured Parties, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the First Lien Collateral Agent shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Notes Secured Parties (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Notes Secured Party pursuant to or as a result of any such superpriority claim so granted to the Notes Secured Parties shall be subject to Section 4.02).

Section 6.04 Preference Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05 Separate Grants of Security and Separate Classifications. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, acknowledge and agree that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Notes Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Notes Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Lien Secured Parties and the Notes Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Notes Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Notes Obligations, and the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby acknowledge and agree to turn over to the First Lien Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Notes Secured Parties.

Section 6.06 No Waivers of Rights of First Lien Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Notes Secured Party, including the seeking by any Notes Secured Party of adequate protection or the assertion by any Notes Secured Party of any of its rights and remedies under the Notes Documents or otherwise.

Section 6.07 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08 Other Matters. To the extent that the Notes Indenture Representatives or any Notes Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, or such Notes Secured Party agrees not to assert any such rights without the prior written consent of the First Lien Collateral Agent, provided that if requested by the First Lien Collateral Agent, the Notes Indenture Representatives shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights; provided, however, the First Lien Collateral Agent shall have the exclusive right to credit bid the First Lien Obligations and further that none of the Notes Indenture Representatives or any other Notes Secured Party shall (or shall join with or support (directly or indirectly) any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the First Lien Collateral Agent.

Section 6.09 506(c) Claims.. Until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral. Without the prior written consent of the First Lien Collateral Agent, none of the Notes Indenture Representatives or any other Notes Secured Party shall (or shall join with or support (directly or indirectly) any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest the determination of the extent of any Liens held by any of First Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law.

Section 6.10 Post-Petition Interest..

(a) None of the Notes Indenture Representatives or any other Notes Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, premiums or expenses under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise.

(b) None of the First Lien Collateral Agent or any other First Lien Secured Party shall oppose or seek to challenge any claim by the Notes Indenture Representatives or any other Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the Notes Indenture Representatives on behalf of the Notes Secured Parties on the Shared Collateral (after taking into account the First Lien Obligations); provided that if the First Lien Collateral Agent or any other First Lien Secured Party shall have made any claim for First Lien Obligations consisting of post-petition interest, fees or expenses, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Notes Indenture Representatives or any other Notes Secured Party.

Section 6.11 Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Notes Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Notes Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Notes Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or other dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, unless such plan provides for the Discharge of First Lien Obligations.

Section 6.12 Section 1111(b) of the Bankruptcy Code. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, waive any claim it may hereafter have against any senior claimholder arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

Section 6.13 Reliance. All loans and other extensions of credit and other obligations made or deemed made or incurred as of, on and after the date hereof by the First Lien Secured Parties to the Borrower or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge that it and such Notes Secured Parties have, independently and without reliance on the First Lien Collateral Agent or other First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Notes Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit analysis or decisions in taking or not taking any action under the Notes Documents or this Agreement.

Section 6.14 No Warranties or Liability. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge and agree that neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit and other obligations under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit and other obligations without regard to any rights or interests that the Notes Indenture Representatives and the Notes Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duty to the Notes Indenture Representatives or Notes Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Grantor (including the Notes Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Lien Obligations, the Notes Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 6.15 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Document or any Notes Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Notes Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Notes Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the First Lien Obligations (other than the Discharge of First Lien Obligations subject to Section 5.06 and Section 6.04) or (ii) the Notes Indenture Representatives or Notes Secured Party in respect of this Agreement.

ARTICLE VII

Miscellaneous

Section 7.01 Conflicts. Subject to Section 7.22, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Notes Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Collateral Agent, the Notes Indenture Representatives and the First Lien Secured Parties (as amongst themselves) with respect to any First Lien Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control.

Section 7.02 Continuing Nature of this Agreement; Severability. Subject to Sections 5.06 and 6.04, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Notes Indenture Representatives or any Notes Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.03 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended, supplemented or otherwise modified as follows: (i) any amendment, supplement or modification that solely reduces the rights of or increases the obligations of the First Lien Collateral Agent and the First Lien Secured Parties shall require only the written consent of the First Lien Collateral Agent and the Borrower; (ii) any amendment, supplement or modification that solely reduces the rights of or increases the obligations of the Notes Indenture Representatives and the Notes Secured Parties shall require only the written consent of the Notes Indenture Representatives and the Borrower; (iii) any amendment, supplement or modification that affects the relative rights and obligations of the First Lien Collateral Agent and the First Lien Secured Parties and the Notes Indenture Representatives and the Notes Secured Parties, and does not increase the obligations of any Grantor, shall require only the written consent of the First Lien Collateral Agent and the Notes Indenture Representatives, and (iv) any other amendment, supplement or modification shall require the written consent of the First Lien Collateral Agent, the Notes Indenture Representatives and the Borrower. Execution of any amendment, supplement or other modification of this Agreement by the Borrower shall bind the Company and the other Grantors.

(c) Notwithstanding the foregoing, without the consent of any other party hereto or any other First Lien Secured Party, Notes Secured Party or Grantor: (i) any successor First Lien Collateral Agent shall become the First Lien Collateral Agent hereunder by succession in accordance with the First Lien Intercreditor Agreement, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding First Lien Collateral Agent and provided to the Notes Indenture

Representatives and the Borrower, (ii) any successor Notes Indenture Trustee shall become the Notes Indenture Trustee hereunder by succession in accordance with the Notes Indenture, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding Notes Indenture Trustee and provided to the First Lien Collateral Agent, the Notes Collateral Agent and the Borrower, and (iii) any successor Notes Collateral Agent shall become the Notes Collateral Agent hereunder by succession in accordance with the Notes Indenture, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding Notes Collateral Agent and provided to the First Lien Collateral Agent, the Notes Indenture Trustee and the Borrower. Each exiting and succeeding First Lien Collateral Agent agrees to give prompt written notice to the Notes Indenture Representatives and the Borrower following any succession of the First Lien Collateral Agent, but failure to give such notice shall not affect the validity or effectiveness of any such succession. Each exiting and succeeding Notes Indenture Trustee agrees to give prompt written notice to the First Lien Collateral Agent, each other Notes Indenture Representative and the Borrower following any succession of the Notes Indenture Trustee, but failure to give such notice shall not affect the validity or effectiveness of any such succession. Each exiting and succeeding Notes Collateral Agent agrees to give prompt written notice to the First Lien Collateral Agent, each other Notes Indenture Representative and the Borrower following any succession of the Notes Collateral Agent, but failure to give such notice shall not affect the validity or effectiveness of any such succession. In connection with any succession described in this paragraph, but not as a condition to the effectiveness thereof, the parties to this Agreement agree to execute and deliver any documentation reasonably requested to evidence such succession for the purposes of this Agreement.

Section 7.04 Information Concerning Financial Condition of the Borrower and the Subsidiaries. The First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company, the Borrower and the Subsidiaries and all endorsers or guarantors of the First Lien Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Notes Obligations; provided that nothing in this Section 7.04 shall impose a duty on the First Lien Collateral Agent or the Notes Indenture Representatives to keep itself informed of the financial condition or risk of non-payment beyond that which may be required under the First Lien Documents or Notes Documents, as applicable, to which the Notes Indenture Representatives is a party. The First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent, any First Lien Secured Party, the Notes Indenture Representatives or any Notes Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 7.05 Subrogation. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

Section 7.06 Application of Payments. Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Lien Documents. Except as otherwise provided herein, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, assent to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 7.07 Additional Grantors. The Company and the Borrower agree that, if any Subsidiary or parent entity shall become a Grantor after the date hereof, it will promptly cause such Subsidiary or parent entity to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Notes Indenture Representatives and the First Lien Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 7.08 Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any of the First Lien Collateral Agent or the Notes Indenture Representatives to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such First Lien Collateral Agent or the Notes Indenture Representatives, the Borrower or such Grantor, as appropriate, shall furnish to such First Lien Collateral Agent or the Notes Indenture Representatives a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 7.09 Refinancings. The First Lien Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Notes Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. Upon any such Refinancing, this Agreement shall continue in full force and effect and the provisions of Section 5.06 shall apply.

Section 7.10 Consent to Jurisdiction; Waivers. Each of the First Lien Collateral Agent and the Notes Indenture Representatives, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its representative) at the address referred to in Section 7.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.10 any special, exemplary, punitive or consequential damages.

Section 7.11 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)	if to the Borrower or any Grantor, to the Borrower, at its address at:

Phoenix Energy One, LLC

18575 Jamboree Rd., Suite 830

Irvine, CA 92612

Telephone No.: (585) 748-7317

Attention: Curtis Allen

Email: [____]

with a copy (which shall not constitute notice) to:

[Lawyer]

[Address]

[____]

[____]

Attn: [____] Email: [____]

(ii)	if to the First Lien Collateral Agent, to it at:

Fortress Credit Corp. and its affiliates,

successors and/or assigns as their interests may appear

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: Michael Polidoro

Telephone: [____]

Email: [____]

with copies (which shall not constitute notice) to:

Fortress Credit Corp. and its affiliates, successors and/or assigns as their interests may appear

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: Michael Polidoro

Telephone: [____]

Email: [____]

and

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, Texas 77002

Attn: Robert Stephens; Mahalia Doughty

Email: [____]

(iii)	if to the Notes Indenture Representatives, to each at:

[Notes Indenture Representatives]

[Address]

[____]

Attn: [____]

Email: [____]

with a copy to:

[Notes Indenture Representatives]

[Address]

[____]

Attn: [____]

Email: [____]

with a copy (which shall not constitute notice) to:

[Lawyer]

[Address]

[____]

Attn: [____]

Email: [____]

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 7.12 Further Assurances. Each of the First Lien Collateral Agent, on behalf of itself and each First Lien Secured Party, and the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request, at the Grantors’ sole cost and expense to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 7.13 GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL JUDICIAL PROCEEDINGS BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS.

(b) EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AMONG THE PARTIES (OR ANY OF THEM) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

Section 7.14 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

Section 7.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 7.16 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.17 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that the First Lien Documents authorize the First Lien Collateral Agent to enter into this Agreement binding the First Lien Secured Parties to the terms hereof. The Notes Indenture Representatives represent and warrant that the Notes Documents authorize the Notes Indenture Representatives to enter into this Agreement binding the Notes Secured Parties to the terms hereof.

Section 7.18 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties and the Borrower and the Grantors, and their respective permitted successors and assigns, and no other Person shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Notes Obligations as and when the same shall become due and payable in accordance with their terms.

Section 7.19 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 7.20 First Lien Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Intercreditor Agreement and the provisions of Article III of the First Lien Intercreditor Agreement thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) the Notes Indenture Representatives are entering into this Agreement in their applicable capacities under the Notes Indenture and the provisions of [Article [•]] of the Notes Indenture applicable to the Trustee (as defined therein) thereunder shall also apply to the Notes Indenture Representatives hereunder. All references to the First Lien Collateral Agent contained herein refer to the First Lien Collateral Agent, not acting in its individual capacity, but solely as Collateral Agent for the benefit of the First Lien Secured Parties in accordance with and subject to such agreements. The Collateral Agent shall be entitled to all of its protections, indemnities, immunities and rights set forth in the First Lien Intercreditor Agreement, all of which are incorporated herein by reference mutatis mutandis, in the performance of any act, right, power, duty or obligation under this Agreement. All references to the Notes Indenture Representatives contained herein refer to the Notes Indenture Representatives, not acting in its individual capacity, but solely in its capacity as Notes Collateral Agent or Notes Indenture Trustee, as applicable, for the benefit of the Notes Secured Parties. The Notes Indenture Representatives shall be entitled to all of its protections, indemnities, immunities and rights set forth in the Notes Documents, all of which are incorporated herein by reference mutatis mutandis, in the performance of any act, right, power, duty or obligation under this Agreement.

Section 7.21 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(e) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any First Lien Document, or any other Notes Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Collateral Documents on the Shared Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Shared Collateral as among such First Lien Secured Parties or (d) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any First Lien Document or any Notes Document.

Section 7.22 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FORTRESS CREDIT CORP., as First Lien Collateral Agent

By:
Name:
Title:

Signature Page to Junior Lien Intercreditor Agreement

ODYSSEY TRANSFER AND TRUST COMPANY, as Notes Collateral Agent and Notes Indenture Trustee

By:
Name:
Title:

Signature Page to Junior Lien Intercreditor Agreement

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

PHOENIX OPERATING LLC, as a Grantor

By:
Name:
Title:

[GRANTOR NAME], as a Grantor

By:
Name:
Title:

Signature Page to Junior Lien Intercreditor Agreement

ANNEX I

SUPPLEMENT NO. [ ] (this “Supplement”) dated as of [ ], 20[ ], to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [_], 2026 (the “Junior Lien Intercreditor Agreement”), among PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), the other Grantors from time to time party hereto, FORTRESS CREDIT CORP., in its capacity as collateral agent for the First Lien Secured Parties (in such capacity, together with any successor collateral agent and permitted assignees, the “First Lien Collateral Agent”), and ODYSSEY TRANSFER AND TRUST COMPANY, in its capacity as collateral agent for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor collateral agent and permitted assignees in such capacity, the “Notes Collateral Agent”) and in its capacity as trustee for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor trustee and permitted assignees in such capacity, the “Notes Indenture Trustee”).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to certain First Lien Documents and certain Notes Documents, certain newly acquired or organized Subsidiaries of the Company and the Borrower are required to enter into the Junior Lien Intercreditor Agreement. Section 7.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Notes Documents and First Lien Documents.

Accordingly, the First Lien Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the First Lien Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the First Lien Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Lien Intercreditor Agreement.

SECTION 8. The First Lien Collateral Agent is entering into this Supplement in its capacity as collateral agent under the First Lien Intercreditor Agreement and the provisions of Article III of the First Lien Intercreditor Agreement shall also apply to the First Lien Collateral Agent hereunder. The Company and the Borrower agree to reimburse the First Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Collateral Agent as required by the applicable First Lien Documents.

Annex I - 2

IN WITNESS WHEREOF, the New Grantor and the First Lien Collateral Agent have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

FORTRESS CREDIT CORP., as First Lien Collateral Agent

By:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY, as Notes Collateral Agent

By:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY, as Notes Indenture Trustee

By:
Name:
Title:

Annex I - 3